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                                                                     EXHIBIT 5.1

              [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LETTERHEAD]






                                  May 10, 1996



World Omni Dealer Funding Inc.
120 N.W. 12th Avenue
P.O. Box 1160
Deerfield Beach, Florida  33442


         Re:     Registration Statement on Form S-1
                 Registration No. 333-3816

Ladies and Gentlemen:

                 We are members of the Bar of the State of New York and have acted as special counsel to World Omni Dealer Funding Inc., a Florida corporation, in its capacity as transferor (the "Transferor"), and World Omni Financial Corp., a Florida corporation, in its capacity as servicer ("WOFCO"), in connection with the transfer and assignment of a pool of receivables consisting of, among other things, certain revolving financing arrangements with dealers in new and used automobile, light duty truck and other motor vehicle inventory (the "Receivables") by the Transferor to Fleet National Bank, as trustee for the World Omni Wholesale Master Trust (the "Trust") formed pursuant to a Master Pooling and Servicing Agreement, dated as of October 1, 1994 (as amended, supplemented or otherwise modified to the date hereof, the "Master Pooling and Servicing Agreement"), by and among WOFCO, the Transferor and Fleet National Bank, as trustee (the "Trustee"), as successor trustee to NationsBank of Virginia, N.A. Pursuant to a Series 1996-2 Supplement to the Master Pooling and Servicing Agreement (the "Series 1996-2 Supplement" and, together with the Master Pooling and Servicing Agreement, the "Pooling and Servicing Agreement"), the Trust will issue Series 1996-2 Floating Rate Dealer Loan Backed Certificates, Class A (the "Class A Certificates") and the Series 1996-2 Floating Rate Dealer Loan Backed Certificates, Class B (the "Class B Certificates" and together with the Class A Certificates, the "Certificates"), which will be sold to
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World Omni Dealer Funding Inc.
May 10, 1996
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CS First Boston Corporation (the "Underwriter") pursuant to an underwriting agreement (the "Underwriting Agreement") between the Transferor and the Underwriter.

                 In connection with our engagement, we have examined and relied upon an executed copy of the Master Pooling and Servicing Agreement and forms of the Series Supplement and the Underwriting Agreement included as exhibits to Amendment No. 1 to the Registration Statement (Registration No. 333-3816) (as amended, the "Registration Statement"). In addition, we have examined and considered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such certificates, instruments, documents and other corporate records of the Transferor and WOFCO and matters of fact and law as we deem necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

                 In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the original of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Transferor, WOFCO and others.

                 We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States of America to the extent specifically referred to herein.
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World Omni Dealer Funding Inc.
May 10, 1996
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                 Based upon and subject to the foregoing, we are of the opinion that when (i) the Certificates to be issued pursuant to the Pooling and Servicing Agreement have been duly authorized by the Transferor, (ii) the Series Supplement and the Underwriting Agreement are executed and delivered by the parties thereto, (iii) the Certificates are executed and delivered by the Transferor and authenticated by the Trustee in accordance with the provisions of the Pooling and Servicing Agreement, and (iv) the Certificates are paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, the Certificates will be legally issued, fully paid and non-assessable.

                 We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                        Very truly yours,

                                        Skadden, Aprs, Slate, Meagher, Flom